Exhibit 99.1
Ranpak Holdings Corp. Reports Second Quarter 2024 Financial Results
•Packaging System placement up 0.4% year over year to approximately 141.2 thousand machines at June 30, 2024
•Net revenue for the second quarter increased 5.5% year over year to $86.4 million and increased 5.9% year over year on a constant currency basis to $89.6 million
•Net income for the second quarter of $5.5 million compared to net loss of $2.1 million for the prior year period
•Constant Currency Adjusted EBITDA (“AEBITDA”) for the second quarter of $20.4 million up 7.4%, or $1.4 million, year over year
CONCORD TOWNSHIP, Ohio, August 1, 2024 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection and end-of-line automation solutions for e-Commerce and industrial supply chains, today reported its second quarter 2024 financial results.
Omar Asali, Chairman and Chief Executive Officer, commented, “We are pleased to build on our momentum to start the year and deliver a solid performance in the second quarter that included growth in volumes, sales, Adjusted EBITDA and an increase in our cash position. Sales for the quarter increased 5.5% year over year, or 5.9% on a constant currency basis, driven by an 8.8% volume increase fueled by a meaningful uptick in strategic account activity in North America and a 3.2% volume growth rate in the quarter in Europe and APAC. The input cost environment remained roughly inline with the first quarter and resulted in gross profit growth of 5.0% or 5.4% on a constant currency basis, implying a gross margin of 36.7%. The improved volume growth and gross profit drove a 7.4% increase in Adjusted EBITDA for the quarter continuing our steady progress on deleveraging, achieving a 4.2x net debt to LTM Adjusted EBITDA ratio on a constant currency basis as of the end of the second quarter. In addition to driving volume growth, deleveraging to 3.0x or below and generating cash remain our key priorities at Ranpak.”
“We were pleased to execute on our strategic account activity plan in the second quarter and see the beginnings of large e-commerce players in North America making the plastic to paper shift while publicly citing the benefits of paper versus air pillows. Although activity levels at many of the consumer and industrial customers we serve remain constrained due to persistent interest rate and inflationary pressures, we believe we are well positioned to benefit from continued volume growth for the year as our strategic account initiatives began to bear fruit and build from here. We believe this is only the beginning as these sites ramp up and our additional actions begin to be layered in later this year, which we expect will provide us with solid momentum going into 2025.

In addition to the sustainability momentum, our Automation and data capabilities are increasingly becoming a key differentiator in discussions with large accounts. Our value-added solutions provide customers with insights into their business as well as cost savings opportunities, enabling us to have much deeper and broader relationships across these organizations. I truly believe we have changed the game at Ranpak, and the world is beginning to see Ranpak brings a lot more to the table than it did a few years ago.”
Second Quarter 2024 Highlights
•Packaging systems placement increased 0.4% year over year, to approximately 141.2 thousand machines as of June 30, 2024
•Net revenue increased 5.5% and increased 5.9% adjusting for constant currency
•Net income of $5.5 million compared to net loss of $2.1 million for the prior year period
•Constant currency AEBITDA1 of $20.4 million for the three months ended June 30, 2024 is up 7.4%
Net revenue for the second quarter of 2024 was $86.4 million compared to $81.9 million in the second quarter of 2023, an increase of $4.5 million or 5.5% year over year. Net revenue was positively impacted by an increase in void-fill, partially offset by a decrease in cushioning and other net revenue. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories. Cushioning decreased $1.6
1 Please refer to “Non-GAAP Financial Data” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.

million, or 4.4%, to $35.0 million from $36.6 million; void-fill increased $6.6 million, or 21.2%, to $37.7 million from $31.1 million; wrapping remained constant at $8.4 million; and other sales decreased $0.5 million, or 8.6%, to $5.3 million from $5.8 million for the second quarter of 2024 compared to the second quarter of 2023. The increase in net revenue is quantified by an increase in the volume of sales of our paper consumable products of approximately 8.8%, partially offset by a 2.5% decrease in the price or mix of our paper consumable products and a 0.4% decrease in sales of automated box sizing equipment. Constant currency net revenue was $89.6 million for the second quarter of 2024, a 5.9% increase from $84.6 million from the second quarter of 2023.
Net revenue in North America for the second quarter of 2024 totaled $37.7 million compared to $32.2 million in the second quarter of 2023. The increase of $5.5 million, or 17.1%, was primarily attributable to an increase in void-fill sales, partially offset by decreases in wrapping and other sales.
Net revenue in Europe/Asia for the second quarter of 2024 totaled $48.7 million compared to $49.7 million in the second quarter of 2023. The decrease of $1.0 million, or 2.0%, was driven by decreases in void-fill and cushioning, partially offset by increases in wrapping and other sales. Constant currency net revenue in Europe/Asia was $51.9 million for the second quarter of 2024, a $0.5 million, or 1.0%, decrease from $52.4 million for the second quarter of 2023.
Year-to-Date 2024 Highlights
•Net revenue increased 5.3% and increased 5.1% adjusting for constant currency
•Net loss of $2.6 million compared to net loss of $14.5 million for the prior year period
•Constant currency AEBITDA of $40.6 million for the six months ended June 30, 2024 is up 19.1%
Balance Sheet and Liquidity
Ranpak completed the second quarter of 2024 with a strong liquidity position, including a cash balance of $65.1 million and no borrowings on its $45 million Revolving Credit Facility, which matures in June 2025. As of June 30, 2024, the Company had $250.0 million of USD-denominated term loans and €133.4 million of euro-denominated term loans outstanding under its First Lien Term Loan facilities, resulting in an Adjusted EBITDA net leverage ratio of 4.2x based on results on a constant currency basis through the second quarter of 2024. The First Lien Term Loan facilities mature in June 2026.
The following table presents Ranpak’s installed base of protective packaging systems by product line as of June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023	Change	% Change
PPS Systems	(in thousands)
Cushioning machines	34.9	35.0	(0.1)	(0.3)
Void-Fill machines	83.9	83.3	0.6	0.7
Wrapping machines	22.4	22.4	—	—
Total	141.2	140.7	0.5	0.4
Conference Call Information
The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, August 1, 2024. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/405040634. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (800) 715-9871 and use the Conference ID: 5813434.
A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, August 1, 2024 and ending at 11:59 p.m. (ET) on Thursday, August 8, 2024. To listen to the replay, please dial (800) 770-2030 and use the passcode: 5813434.
Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.
The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of rising prices on production inputs, including labor, energy, and freight on our results of operations; (iii) the impact of the price of kraft paper on our results of operations; (iv) our reliance on third party suppliers; (v) geopolitical conflicts and other social and political unrest or change; (vi) the high degree of competition and continued consolidation in the markets in which we operate; (vii) consumer sensitivity to increases in the prices of our products, changes in consumer preferences with respect to paper products generally or customer inventory rebalancing; (viii) economic, competitive and market conditions generally, including macroeconomic uncertainty, the impact of inflation, and variability in energy, freight, labor and other input costs; (ix) the loss of certain customers; (x) our failure to develop new products that meet our sales or margin expectations or the failure of those products to achieve market acceptance; (xi) our ability to achieve our environmental, social and governance (“ESG”) goals and maintain the sustainable nature of our product portfolio and fulfill our obligations under evolving ESG standards; (xii) our ability to fulfill our obligations under new disclosure regimes relating to ESG matters, such as the European Sustainability Disclosure Standards recently adopted by the European Union (“EU”) under the EU’s Corporate Sustainability Reporting Directive (“CSRD”); (xiii) our future operating results fluctuating, failing to match performance or to meet expectations; (xiv) our ability to fulfill our public company obligations; and (xv) other risks and uncertainties indicated from time to time in filings made with the SEC.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Income (Loss)
(in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Paper revenue	$67.5	$63.3	$133.7	$127.6
Machine lease revenue	13.6	12.7	26.4	25.5
Other revenue	5.3	5.9	11.6	10.0
Net revenue	86.4	81.9	171.7	163.1
Cost of goods sold	54.7	51.7	107.7	105.4
Gross profit	31.7	30.2	64.0	57.7
Selling, general and administrative expenses	27.3	16.3	55.2	43.5
Depreciation and amortization expense	8.3	8.1	16.7	16.1
Other operating expense, net	1.3	1.4	2.1	2.6
Income (loss) from operations	(5.2)	4.4	(10.0)	(4.5)
Interest expense	5.3	5.9	11.5	11.6
Foreign currency (gain) loss	0.1	0.7	(1.3)	0.9
Other non-operating income, net	(17.9)	(0.4)	(17.9)	(0.7)
Income (loss) before income tax expense (benefit)	7.3	(1.8)	(2.3)	(16.3)
Income tax expense (benefit)	1.8	0.3	0.3	(1.8)
Net income (loss)	$5.5	$(2.1)	$(2.6)	$(14.5)

Two-class method
Basic and diluted income (loss) per share	$0.07	$(0.03)	$(0.03)	$(0.18)
Class A – basic and diluted income (loss) per share	$0.07	$(0.03)	$(0.03)	$(0.18)
Class C – basic and diluted income (loss) per share	$0.07	$(0.03)	$(0.03)	$(0.17)

Weighted average number of shares outstanding – Class A and C – basic	83,071,520	82,432,158	82,876,914	82,285,291
Weighted average number of shares outstanding – Class A and C – diluted	83,123,636	82,432,158	82,876,914	82,285,291

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(0.1)	$(1.2)	$(2.2)	$0.9
Interest rate swap adjustments	(0.8)	(1.0)	(3.4)	(3.1)
Total other comprehensive loss, before tax	(0.9)	(2.2)	(5.6)	(2.2)
Benefit for income taxes related to other comprehensive income (loss)	(0.1)	(0.4)	—	(1.2)
Total other comprehensive loss, net of tax	(0.8)	(1.8)	(5.6)	(1.0)
Comprehensive income (loss), net of tax	$4.7	$(3.9)	$(8.2)	$(15.5)

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Balance Sheets
(in millions, except share data)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$65.1	$62.0
Accounts receivable, net	36.5	31.6
Inventories, net	26.0	17.3
Income tax receivable	7.5	0.9
Prepaid expenses and other current assets	12.4	13.1
Total current assets	147.5	124.9

Property, plant and equipment, net	139.1	142.1
Operating lease right-of-use assets, net	22.2	23.7
Goodwill	446.8	450.1
Intangible assets, net	328.7	345.4
Deferred tax assets	0.1	0.1
Other assets	35.6	36.4
Total assets	$1,120.0	$1,122.7

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$26.2	$17.6
Accrued liabilities and other	23.5	22.1
Current portion of long-term debt	2.6	2.5
Operating lease liabilities, current	3.9	3.8
Deferred revenue	2.4	2.0
Total current liabilities	58.6	48.0

Long-term debt	393.5	397.8
Deferred tax liabilities	72.4	71.6
Derivative instruments	4.3	6.3
Operating lease liabilities, non-current	22.5	24.7
Other liabilities	2.5	2.3
Total liabilities	553.8	550.7

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares authorized at June 30, 2024 and December 31, 2023; shares issued and outstanding: 80,289,912 and 79,684,170 at June 30, 2024 and December 31, 2023, respectively	—	—
Convertible Class C common stock, $0.0001 par, 200,000,000 shares authorized at June 30, 2024 and December 31, 2023; shares issued and outstanding: 2,921,099 at June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	696.1	693.7
Accumulated deficit	(126.4)	(123.8)
Accumulated other comprehensive income (loss)	(3.5)	2.1
Total shareholders' equity	566.2	572.0
Total liabilities and shareholders' equity	$1,120.0	$1,122.7

Ranpak Holdings Corp.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(2.6)	$(14.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35.5	33.0
Amortization of deferred financing costs	1.4	0.9
Loss on disposal of property and equipment	0.6	0.8
Gain on sale of patents	(5.4)	—
Deferred income taxes	3.7	(0.3)
Amortization of initial value of interest rate swap	(1.2)	(0.9)
Currency (gain) loss on foreign denominated debt and notes payable	(1.3)	0.8
Stock-based compensation expense	2.8	(6.7)
Amortization of cloud-based software implementation costs	1.8	1.5
Unrealized loss on strategic investments	3.5	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(5.6)	(1.5)
(Increase) decrease in inventory	(8.8)	2.8
(Increase) decrease in income tax receivable	(6.6)	(2.0)
(Increase) decrease in prepaid expenses and other assets	(2.6)	(3.5)
Increase (decrease) in accounts payable	9.5	1.5
Increase (decrease) in accrued liabilities	3.4	2.3
Change in other assets and liabilities	(3.3)	2.4
Net cash provided by operating activities	24.8	16.6
Cash Flows from Investing Activities
Purchases of converter equipment	(15.3)	(11.0)
Purchases of other property, plant, and equipment	(4.4)	(14.2)
Proceeds from sale of patents	5.4	—
Cash paid for strategic investments	(4.8)	—
Net cash used in investing activities	(19.1)	(25.2)
Cash Flows from Financing Activities
Principal payments on term loans	(0.8)	(1.1)
Financing costs of debt facilities	—	(0.2)
Proceeds from equipment financing	0.7	1.9
Payments on equipment financing	(0.5)	—
Payments on finance lease liabilities	(0.6)	(0.8)
Tax payments for withholdings on stock-based awards distributed	(0.4)	(0.5)
Net cash used in financing activities	(1.6)	(0.7)
Effect of Exchange Rate Changes on Cash	(1.0)	0.4
Net Increase (Decrease) in Cash and Cash Equivalents	3.1	(8.9)
Cash and Cash Equivalents, beginning of period	62.0	62.8
Cash and Cash Equivalents, end of period	$65.1	$53.9

Non-GAAP Financial Data
In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and constant currency EBITDA and constant currency adjusted EBITDA (“Constant currency AEBITDA”), which are non-GAAP financial measures. We have included EBITDA, constant currency EBITDA and Constant Currency AEBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and Constant Currency AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Adjusting AEBITDA for comparability for constant currency also assists in this comparison as it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 USD, which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. An exchange rate of 1.15 approximates the average exchange rate of the Euro to USD over the past five years. We also present non-GAAP constant currency net revenue and derive it in the same manner.
However, EBITDA, constant currency EBITDA and Constant Currency AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA, constant currency EBITDA and Constant Currency AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•constant currency AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•constant currency AEBITDA does not take into account any restructuring and integration costs;
•constant currency EBITDA and constant currency AEBITDA are presented on a constant currency basis and give effect to the impact of currency fluctuations; and
•other companies, including companies in our industry, may calculate EBITDA, constant currency EBITDA and constant currency AEBITDA differently, which reduces their usefulness as comparative measures.
EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
Constant currency EBITDA — Constant currency EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
Constant Currency AEBITDA — Constant Currency AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items; as further adjusted to reflect the performance of the business on a constant currency basis.
We present constant currency EBITDA and Constant Currency AEBITDA on a constant currency basis because it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present constant currency EBITDA and Constant Currency AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. We believe that using an exchange rate of 1.15 is reasonable because it approximates the average exchange rate of the Euro to USD over the past five years. In addition, we include certain other unaudited, non-GAAP constant currency data for the three and six months ended June 30, 2024 and 2023.
This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three and six months ended June 30, 2024 and 2023. Dollar amounts are presented in millions. “NM” represents “not meaningful.”

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA
For the Second Quarter of 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended June 30,
	2024	2023	$ Change	% Change
Net revenue	$86.4	$81.9	$4.5	5.5
Cost of goods sold	54.7	51.7	3.0	5.8
Gross profit	31.7	30.2	1.5	5.0
Selling, general and administrative expenses	27.3	16.3	11.0	67.5
Depreciation and amortization expense	8.3	8.1	0.2	2.5
Other operating expense, net	1.3	1.4	(0.1)	(7.1)
Income (loss) from operations	(5.2)	4.4	(9.6)	(218.2)
Interest expense	5.3	5.9	(0.6)	(10.2)
Foreign currency loss	0.1	0.7	(0.6)	(85.7)
Other non-operating income, net	(17.9)	(0.4)	(17.5)	NM
Income (loss) before income tax expense	7.3	(1.8)	9.1	(505.6)
Income tax expense	1.8	0.3	1.5	500.0
Net income (loss)	5.5	(2.1)	7.6	(361.9)

Depreciation and amortization expense – COS	8.4	8.6	(0.2)	(2.3)
Depreciation and amortization expense – D&A	8.3	8.1	0.2	2.5
Interest expense	5.3	5.9	(0.6)	(10.2)
Income tax expense	1.8	0.3	1.5	500.0
EBITDA(1)	29.3	20.8	8.5	40.9

Adjustments(2):
Foreign currency loss	0.1	0.6	(0.5)	(83.3)
Non-cash impairment losses	0.2	0.5	(0.3)	(60.0)
M&A, restructuring, severance	1.5	1.3	0.2	15.4
Stock-based compensation expense	1.5	(9.5)	11.0	(115.8)
Amortization of cloud-based software implementation costs(3)	0.9	0.8	0.1	12.5
Cloud-based software implementation costs	0.7	1.2	(0.5)	(41.7)
SOX remediation costs	2.4	2.4	—	—
Gain on sale of patents	(5.4)	—	(5.4)	NM
Patent litigation settlement	(16.1)	—	(16.1)	NM
Unrealized loss on strategic investments	3.5	—	3.5	NM
Other adjustments	1.0	0.1	0.9	900.0
Constant currency	0.8	0.8	—	—
Constant Currency AEBITDA(1)	$20.4	$19.0	$1.4	7.4

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA
For the Six Months Ended June 30, 2024 and 2023 (in millions)
Please refer to our discussion and definitions of Non-GAAP financial measures

	Six Months Ended June 30,
	2024	2023	$ Change	% Change
Net revenue	$171.7	$163.1	$8.6	5.3
Cost of goods sold	107.7	105.4	2.3	2.2
Gross profit	64.0	57.7	6.3	10.9
Selling, general and administrative expenses	55.2	43.5	11.7	26.9
Depreciation and amortization expense	16.7	16.1	0.6	3.7
Other operating expense, net	2.1	2.6	(0.5)	(19.2)
Loss from operations	(10.0)	(4.5)	(5.5)	122.2
Interest expense	11.5	11.6	(0.1)	(0.9)
Foreign currency (gain) loss	(1.3)	0.9	(2.2)	(244.4)
Other non-operating income, net	(17.9)	(0.7)	(17.2)	NM
Loss before income tax expense (benefit)	(2.3)	(16.3)	14.0	(85.9)
Income tax expense (benefit)	0.3	(1.8)	2.1	(116.7)
Net loss	(2.6)	(14.5)	11.9	(82.1)

Depreciation and amortization expense – COS	18.8	16.9	1.9	11.2
Depreciation and amortization expense – D&A	16.7	16.1	0.6	3.7
Interest expense	11.5	11.6	(0.1)	(0.9)
Income tax expense (benefit)	0.3	(1.8)	2.1	(116.7)
EBITDA(1)	44.7	28.3	16.4	58.0

Adjustments(2):
Foreign currency (gain) loss	(1.3)	0.8	(2.1)	(262.5)
Non-cash impairment losses	0.6	0.9	(0.3)	(33.3)
M&A, restructuring, severance	2.4	1.5	0.9	60.0
Stock-based compensation expense	2.8	(6.7)	9.5	(141.8)
Amortization of cloud-based software implementation costs(3)	1.8	1.5	0.3	20.0
Cloud-based software implementation costs	1.2	2.4	(1.2)	(50.0)
SOX remediation costs	3.2	2.4	0.8	33.3
Gain on sale of patents	(5.4)	—	(5.4)	NM
Patent litigation settlement	(16.1)	—	(16.1)	NM
Unrealized loss on strategic investments	3.5	—	3.5	NM
Other adjustments	1.4	1.4	—	—
Constant currency	1.8	1.6	0.2	12.5
Constant Currency AEBITDA(1)	$40.6	$34.1	$6.5	19.1

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Second Quarter of 2024
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended June 30, 2024
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$86.4	$3.2	$89.6
Cost of goods sold	54.7	1.9	56.6
Gross profit	31.7	1.3	33.0
Selling, general and administrative expenses	27.3	1.0	28.3
Depreciation and amortization expense	8.3	0.1	8.4
Other operating expense, net	1.3	0.1	1.4
Loss from operations	(5.2)	0.1	(5.1)
Interest expense	5.3	—	5.3
Foreign currency loss	0.1	—	0.1
Other non-operating income, net	(17.9)	(1.0)	(18.9)
Income before income tax expense	7.3	1.1	8.4
Income tax expense	1.8	0.3	2.1
Net income	$5.5	$0.8	$6.3

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$8.7
Depreciation and amortization expense – D&A			8.4
Interest expense			5.3
Income tax expense			2.1
Constant currency EBITDA			30.8

Constant currency-effected adjustments(2):
Foreign currency loss			0.1
Non-cash impairment losses			0.1
M&A, restructuring, severance			1.5
Stock-based compensation expense			1.6
Amortization of cloud-based software implementation costs(3)			0.9
Cloud-based software implementation costs			0.7
SOX remediation			2.4
Gain on sale of patents			(5.4)
Patent litigation settlement			(17.2)
Unrealized loss on strategic investments			3.5
Other adjustments			1.4
Constant currency AEBITDA			$20.4

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Second Quarter of 2023
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended June 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$81.9	$2.7	$84.6
Cost of goods sold	51.7	1.6	53.3
Gross profit	30.2	1.1	31.3
Selling, general and administrative expenses	16.3	0.5	16.8
Depreciation and amortization expense	8.1	0.1	8.2
Other operating expense, net	1.4	—	1.4
Income from operations	4.4	0.5	4.9
Interest expense	5.9	0.1	6.0
Foreign currency loss	0.7	—	0.7
Other non-operating income, net	(0.4)	0.4	—
Loss before income tax expense	(1.8)	—	(1.8)
Income tax expense	0.3	(0.3)	—
Net loss	$(2.1)	$0.3	$(1.8)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$8.8
Depreciation and amortization expense – D&A			8.2
Interest expense			6.0
Income tax expense			—
Constant currency EBITDA			21.2

Constant currency-effected adjustments(2):
Foreign currency loss			0.7
Non-cash impairment losses			0.5
M&A, restructuring, severance			1.5
Stock-based compensation expense			(9.6)
Amortization of cloud-based software implementation costs(3)			0.8
Cloud-based software implementation costs			1.3
SOX remediation			2.4
Other adjustments			0.2
Constant currency AEBITDA			$19.0

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Six Months Ended June 30, 2024
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Six Months Ended June 30, 2024
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$171.7	$6.4	$178.1
Cost of goods sold	107.7	3.8	111.5
Gross profit	64.0	2.6	66.6
Selling, general and administrative expenses	55.2	1.7	56.9
Depreciation and amortization expense	16.7	0.3	17.0
Other operating expense, net	2.1	—	2.1
Loss from operations	(10.0)	0.6	(9.4)
Interest expense	11.5	0.1	11.6
Foreign currency gain	(1.3)	(0.1)	(1.4)
Other non-operating income, net	(17.9)	(0.7)	(18.6)
Loss before income tax benefit	(2.3)	1.3	(1.0)
Income tax expense	0.3	0.2	0.5
Net loss	$(2.6)	$1.1	$(1.5)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$19.5
Depreciation and amortization expense – D&A			17.0
Interest expense			11.6
Income tax expense			0.5
Constant currency EBITDA			47.1

Constant currency-effected adjustments(2):
Foreign currency gain			(1.4)
Non-cash impairment losses			0.6
M&A, restructuring, severance			2.5
Stock-based compensation expense			2.9
Amortization of cloud-based software implementation costs(3)			1.8
Cloud-based software implementation costs			1.2
SOX remediation			3.2
Gain on sale of patents			(5.4)
Patent litigation settlement			(17.2)
Unrealized loss on strategic investments			3.5
Other adjustments			1.8
Constant currency AEBITDA			$40.6

Ranpak Holdings Corp.
Non-GAAP Financial Data
Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA (in millions)
For the Six Months Ended June 30, 2023
Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Six Months Ended June 30, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$163.1	$6.3	$169.4
Cost of goods sold	105.4	3.9	109.3
Gross profit	57.7	2.4	60.1
Selling, general and administrative expenses	43.5	1.4	44.9
Depreciation and amortization expense	16.1	0.3	16.4
Other operating expense, net	2.6	—	2.6
Loss from operations	(4.5)	0.7	(3.8)
Interest expense	11.6	0.2	11.8
Foreign currency loss	0.9	—	0.9
Other non-operating (income) expense, net	(0.7)	0.9	0.2
Loss before income tax benefit	(16.3)	(0.4)	(16.7)
Income tax benefit	(1.8)	(0.3)	(2.1)
Net loss	$(14.5)	$(0.1)	$(14.6)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			$17.4
Depreciation and amortization expense – D&A			16.4
Interest expense			11.8
Income tax benefit			(2.1)
Constant currency EBITDA			28.9

Constant currency-effected adjustments(2):
Foreign currency loss			0.9
Non-cash impairment losses			1.0
M&A, restructuring, severance			1.7
Stock-based compensation expense			(6.7)
Amortization of cloud-based software implementation costs(3)			1.6
Cloud-based software implementation costs			2.4
SOX remediation			2.4
Other adjustments			1.9
Constant currency AEBITDA			$34.1
_________________________________________________
(1)Reconciliations of EBITDA and constant currency AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent.
(2)Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.
(3)Represents amortization of capitalized costs related to the implementation of the global ERP system, which are included in SG&A.
(4)Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item.